Exhibit 10.1

THIRD AMENDMENT TO

MANAGEMENT AGREEMENT

This Third Amendment to Management Agreement (this “Third Amendment”) is adopted, executed and agreed to as of November 10, 2015, by and among Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “Company”), Bluerock Residential Holdings, LP, a Delaware limited partnership (the “Operating Partnership”), and BRG Manager, LLC, a Delaware limited liability company (the “Manager”). Undefined terms used herein shall have the meaning ascribed to them in the Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, the Company, the Operating Partnership and the Manager are parties to that certain Management Agreement dated April 2, 2014, as amended by that certain First Amendment to Management Agreement dated February 11, 2015 and that certain Second Amendment to Management Agreement dated August 6, 2015 (collectively, the “Management Agreement”), a copy of which is attached hereto as Exhibit A, pursuant to which the Manager is entitled to certain fees in exchange for providing to the Company and the Operating Partnership potential investment opportunities and a continuing and suitable investment program consistent with the investment objectives and policies of the Company, and to reimbursement by the Company for certain costs and expenses incurred by the Manager on behalf of the Company.

NOW, THEREFORE, in consideration of the agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Section 7(c) of the Agreement is hereby deleted in its entirety and replaced with the following paragraph immediately below:

“(c)  Costs and expenses incurred by the Manager on behalf of the Company (collectively, “Reimbursable Expenses”) shall be reimbursed to the Manager in arrears, which payments shall be made, at the election of the Board in advance of each quarter, either (i) in monthly installments, in cash, or (ii) in quarterly installments, in LTIP Units. On or prior to the last day of each quarter, the Board shall determine whether payment of Reimbursable Expenses for the following quarter will be made monthly in cash, or as a single payment in LTIP Units following the end of the following quarter; provided, however, that at any time during the fourth quarter of 2015 (“Q4 2015”), the Board may, by Board resolution, elect to pay Reimbursable Expenses for Q4 2015, if any, as a single payment in LTIP Units following the end of Q4 2015. The Manager shall prepare a written statement in reasonable detail documenting the costs and expenses of the Company and those incurred by the Manager on behalf of the Company during each month, and shall deliver such written statement to the Company within thirty (30) days after the end of each month. For any quarter for which the Board has elected to pay Reimbursable Expenses monthly in cash, the Company shall pay all Reimbursable Expenses in cash within five (5) Business Days after the receipt of each written statement without demand, deduction, offset or delay. For any quarter for which the Board has elected to pay Reimbursable Expenses as a single, quarter-end payment in LTIP Units, the Company shall pay all Reimbursable Expenses in LTIP Units within five (5) Business Days after the receipt of the written statement for the last month of such quarter, without demand, deduction, offset or delay. If applicable, the number of LTIP Units payable pursuant to this Section 7(c) to be issued to the Manager will be calculated in accordance with Section 6(f) in the same manner as calculated for the Incentive Fee. The amount of Reimbursable Expenses payable to the Manager shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Company. The provisions of this Section 7 shall survive the expiration or earlier termination of this Agreement to the extent such Reimbursable Expenses have previously been incurred or are incurred in connection with such expiration or termination.”

2.           All other provisions of the Management Agreement, as hereby amended, except as superseded by or inconsistent with this Amendment, shall continue to be in full force and effect.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment effective as of the date first set forth above.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.,
a Maryland corporation

By:	/s/ Michael L. Konig
Name:	Michael L. Konig
Title:	Chief Operating Officer, Secretary and General Counsel

BLUEROCK RESIDENTIAL HOLDINGS, LP,
a Delaware limited partnership

By:	Bluerock Residential Growth REIT, Inc.,
its General Partner

	By:	/s/ Michael L. Konig
	Name:	Michael L. Konig
	Title:	Chief Operating Officer, Secretary and General Counsel

BRG MANAGER, LLC,
a Delaware limited liability company

By:	Bluerock Real Estate, L.L.C.
its Manager

	By:	/s/ Jordan Ruddy
	Name:	Jordan Ruddy
	Title:	President

EXHIBIT A

Management Agreement

[SEE ATTACHED]